Exhibit 3.4

THE WARRANTS REPRESENTED HEREBY AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE HEREUNDER HAVE BEEN QUALIFIED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REGULATION A, TIER 2, OFFERING STATEMENT IN AN EXEMPT OFFERING UNDER THE SECURITIES ACT OF 1933, AS AMENDED. RESALES OF THE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LEGISLATION AND THEREFORE RESALES OF THE WARRANTS MAY, IN SOME STATES, BE LIMITED BY STATE SECURITIES LEGISLATION UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE UNDER THAT STATE’S SECURITIES LAWS.

THESE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE SECURITIES DELIVERABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

[insert for Canadian investors] THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKEST ARE MET.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 5:00 PM (VANCOUVER TIME) ON _______________, 202_.

DAMON INC.

(a British Columbia corporation)

Certificate Number: ________	**______** Warrants to Purchase
**_____** Shares

COMMON SHARE PURCHASE WARRANTS

THIS IS TO CERTIFY THAT, for value received, ____________ or its lawful assignee (the “Holder”) is entitled to subscribe for and purchase up to ____________ fully paid and non-assessable common shares without par value (collectively, the “Shares”, and, individually, a “Share”) in the capital of Damon Inc. (the “Company”) at any time on or before 5:00 p.m. British Columbia time on _____, 20__, which is thirty-six months from the date hereof (the “Expiry Date”), at a price of US$0.12 per Share, subject, however, to the provisions and upon the Terms and Conditions attached hereto as Schedule “A.” These Warrants shall initially be issued and maintained in the form of a security held in book-entry form at the Company’s Transfer Agent, subject to a Holder’s right to elect to receive a Warrant in certificated form pursuant to the terms of the Warrant Agency Agreement.

The rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part (but not as to a fraction of a Share) by surrender of this Warrant Certificate (properly endorsed as required), together with a Warrant Exercise Form in the form attached hereto as Appendix “B”, duly completed and executed, to the Company, at 4601 Canada Way, Suite #402, Burnaby, British Columbia, Canada, V5G 4X7 (Attention: Chief Financial Officer), or such other address as the Company may from time to time in writing direct, together with a certified cheque or bank draft payable to or to the order of he Company or wire transfer (instructions provided upon request) in payment of the purchase price of the number of Shares subscribed for. The Holder is advised to read “Instruction to Holders” attached hereto as Appendix “A” for details on how to complete the Warrant Exercise Form (as such term is defined in Schedule “A”).

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by its duly authorized officer, this ___ day of ________, 20__.

DAMON INC.

By:
Authorized Signatory

Countersigned and Registered by:

ODYSSEY TRANSFER AND TRUST COMPANY, as Warrant Agent

By:
Authorized Signatory

The digital signatures above shall be deemed to constitute an original signature to this Warrant Certificate.

SCHEDULE “A”

TERMS AND CONDITIONS
ATTACHED TO COMMON SHARE PURCHASE WARRANTS
ISSUED BY DAMON INC.
(the “Company”)

Each Warrant of the Company, whether single or part of a series, is subject to these Terms and Conditions as they were at the date of issue of the Warrant.

Part 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1 In these Terms and Conditions, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

(a)	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act;

(b)	“Company” means Damon Inc. and includes any successor corporations;

(c)	“Company’s auditor” means the accountant duly appointed as auditor of the Company;

(d)	“Exchange Act” means United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(e)	“Exercise Price” means US$0.12 per Share or as may be adjusted as per Part 5;

(f)	“Expiry Date” means the date defined as such on the face page of the Warrant Certificate;

(g)	“Expiry Time” means 5:00 p.m. Vancouver, British Columbia time on the Expiry Date;

(h)	“Holder” means the registered holder of a Warrant;

(i)	“Joint Actors” has the meaning ascribed thereto in §7.1;

(j)	“person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind;

(k)	“Shares” or “shares” means the common shares in the capital of the Company as constituted at the date of issue of a Warrant and any shares resulting from any event referred to in §4.7;

(l)	“Share Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Shares, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares;

(m)	“Transfer Agent” means Odyssey Transfer and Trust Company, the current transfer agent of the Company, with a mailing address of 2155 Woodlane Drive, Suite 100, Woodbury, MN 55125, and any successor transfer agent of the Company;

(n)	“Warrant” means a warrant as evidenced by the certificate, one Warrant entitles the holder to purchase one (1) common share of the Company (subject to adjustment) on or before the Expiry Date at the Exercise Price set forth on the Warrant Certificate;

(o)	“Warrant Agency Agreement” means that certain warrant agency agreement, dated _____, 2025 by and between the Company and Odyssey Transfer and Trust Company (the “Warrant Agent Agreement”). To the extent any provision of the Warrant Certificate conflicts with the express provisions of the Warrant Agent Agreement, the provisions of the Warrant Certificate shall govern and be controlling;

(p)	“Warrant Agent” means Odyssey Transfer and Trust Company and any successor warrant agent of the Company;

(q)	“Warrant Certificate” means the certificate evidencing the Warrant;

(r)	“Warrant Exercise Form” means Appendix “B” hereof; and

(s)	“Warrant Transfer Form” means Appendix “C” hereof.

Interpretation

1.2 In these Terms and Conditions, except as otherwise expressly provided herein:

(a)	the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Part, clause, subclause or other subdivision;

(b)	a reference to a Part means a Part of these Terms and Conditions and the symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph or subparagraph of these Terms and Conditions so designated;

(c)	the headings are for convenience only, do not form a part of these Terms and Conditions and are not intended to interpret, define or limit the scope, extent or intent of these Terms and Conditions or any of its provisions;

(d)	all dollar amounts referred to herein are expressed in United States funds;

(e)	time will be of the essence hereof; and

(f)	words importing the singular number include the plural and vice versa, and words importing the masculine gender include feminine and neuter genders.

Governing Law; Jurisdiction

1.3 The Warrants shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. The Holder hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to the Warrants shall be brought and enforced in the courts of the United States District Court for the Southern District of New York located in the Borough of Manhattan, or if the United States District Court for the Southern District of New York located in the Borough of Manhattan lacks subject matter jurisdiction, the state courts in New York County, New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.

Part 2

ISSUE OF WarrantS

Additional Warrants

2.1 The Company may at any time and from time to time issue Warrants or grant options or similar rights to purchase shares of in its capital.

Issue in Substitution for Lost Warrants

2.2 In case a Warrant Certificate becomes mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the Warrants represented by such substituted Warrant Certificate will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants of the same issue. The Company may charge a reasonable fee for the issuance and delivery of a new Warrant Certificate.

2.3 The applicant for the issue of a new Warrant Certificate pursuant hereto will bear the cost of the issue thereof, and in the case of loss, destruction or theft furnish to the Company such evidence of ownership, and of loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company in its discretion; and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion and will pay the reasonable charges of the Company in connection therewith.

Holder not a Shareholder

2.4 The holding of a Warrant will not constitute the Holder a shareholder of the Company, nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in the Warrant Certificate.

Canadian Securities Law Exemption

2.5 The Holder acknowledges and agrees that the Warrants and any Shares issued pursuant to the exercise of any Warrants have been or will be issued only on a “private placement” basis and that the Company has no obligation to, and does not intend to, file any prospectus in any jurisdiction of Canada to qualify any of such Warrants and/or Shares for resale, or a registration statement in the United States or any other jurisdiction to register any of such Warrants and/or Shares for resale.

U.S. Securities Law Matters

2.6 Neither the Warrants nor the Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or U.S. state securities laws. The Warrants and the Shares issuable upon exercise hereof have been qualified in an exempt Regulation A, Tier 2 offering pursuant to Section 3(b) of the U.S. Securities Act. The Warrants and Shares issuable hereunder are not “restricted securities” as defined in Rule 144 of the U.S. Securities Act. Notwithstanding the foregoing, the Warrants and the Shares issuable thereunder may not be transferred or resold in the United States without an exemption under applicable state securities legislation and regulations thereunder.

Part 3

OWNERSHIP AND TRANSFER OF Warrant

Exchange of Warrants

3.1 A Warrant Certificate in any authorized denomination, upon compliance with the reasonable requirements of the Company, may be exchanged for a Warrant Certificate(s) in any other authorized denomination of the same issue entitling the Holder to purchase an equal aggregate number of Shares at the same Exercise Price and on the same terms as the Warrant Certificate so exchanged.

3.2 Warrants may be exchanged only with the Company. Any Warrants tendered for exchange will be surrendered to the Company and cancelled.

3.3 The Warrants are transferable on the terms and conditions contained herein and by the Holder completing and submitting to the Company a completed and duly executed Warrant Transfer Form.

Charges for Exchange

3.4 On exchange of Warrants, the Company, except as otherwise herein provided, may charge a reasonable fee for each new Warrant Certificate issued, and payment of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.

Ownership of Warrants

3.5 The Company may deem and treat the Holder of a Warrant as the absolute owner of such Warrant for all purposes and will not be affected by any notice or knowledge to the contrary.

Notice to Holder

3.6 Unless herein otherwise expressly provided, any notice to be given hereunder to a Holder will be deemed to be validly given if mailed to the address of the Holder as set out on the Warrant Certificate. Any notice so given will be deemed to have been received five days from the date of mailing to the Holder or any market intermediary then holding the Warrants of the Holder in any trust account.

Part 4

EXERCISE OF WarrantS

Method of Exercise of Warrants

4.1 The right to purchase Shares conferred by a Warrant may be exercised by the Holder surrendering the Warrant Certificate, together with a duly completed and executed Warrant Exercise Form and a certified cheque or bank draft payable to, or to the order of, the Company at the address as set out on the Warrant Certificate, for the purchase price applicable at the time of surrender in respect of the Shares subscribed for in lawful money of the United States to the Company at the address as set out on the Warrant Exercise Form.

Effect of Exercise of Warrants

4.2 Upon surrender and payment as aforesaid, the Shares so subscribed for will be deemed to have been issued, and the Holder will be deemed to have become the holder of such Shares on the date of such surrender and payment, and such Shares will be issued at the Exercise Price as may be adjusted in the events and in the manner described herein.

4.3 Within five (5) business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person in whose name the Shares are directed to be registered as specified in such Warrant Exercise Form, or if no such direction is given, the Holder, a certificate for the appropriate number of Shares not exceeding those which the Holder is entitled to purchase pursuant to the Warrant Certificate surrendered.

Subscription for Less than Entitlement

4.4 A Holder may purchase a number of Shares less than the number which the Holder is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to a Warrant Certificate, the Holder, upon exercise thereof, will, in addition to certificates representing Shares issued on such exercise, and be entitled to receive a new Warrant Certificate in respect of the balance of the Shares which the Holder was entitled to purchase pursuant to the surrendered Warrant Certificate but which were not then purchased.

Expiration of Warrants

4.5 After the Expiry Date, all rights under the Warrants will wholly cease and terminate, and the Warrants will thereupon be void and of no effect.

Exercise Price

4.6 The price per Share which must be paid to exercise a Warrant is the Exercise Price, as may be adjusted in the events and in the manner described herein.

Legends on Shares

4.7 The Holder understands, acknowledges and agrees that the Company and the offer and sale of the Shares underlying the Warrants are subject to the jurisdiction of the British Columbia Securities Commission (the “BCSC”), and that the first trade of any Shares by the Holder in Canada or through a market in Canada would be a “distribution” under applicable Canadian provincial securities laws, and would have to be qualified by a prospectus filed and duly receipted by the BCSC and any other Canadian securities administrator having jurisdiction with respect thereto.

4.8 If the Holder is a Canadian, the Holder understands, acknowledges and agrees that the Shares issued upon exercise of the Warrants will bear the following legend (the “MI 51-105 Legend”):

“The holder of this security must not trade the security in or from a jurisdiction of Canada unless the conditions in section 13 of Multilateral Instrument 51-105 Issuers Quoted in the U.S. Over-the-Counter Markets are met.”

4.9 If the Holder is a resident of the United States or an International Jurisdiction (a jurisdiction other than Canada and the United States), and did not execute or deliver the Warrant Exercise Form in Canada, then, to induce the Company to issue the underlying Shares to the Holder without a MI 51-105 Legend, the Holder covenants and undertakes not to sell any Shares to a person in Canada or through a market in Canada.

4.10 If the Holder is a resident of an International Jurisdiction, it is understood that the certificate(s) evidencing the Shares will bear a legend required by the applicable securities laws and regulations of such International Jurisdiction.

4.11 U.S. Legends: The certificates representing Shares underlying the Warrants shall bear such legend, if any, as may be required under applicable U.S. state securities laws until such time as is no longer required under the applicable requirements of such state securities laws, with such determination based upon an opinion of United States counsel acceptable to the Company. The Holder acknowledges that the Shares acquired upon exercise of the Warrants, if not registered or qualified, will have restrictions upon resale imposed by state and federal securities law.

Part 5

Adjustments

Adjustments

5.1 If and whenever the Shares will be:

(a)	subdivided, redivided or altered into a greater number of Shares;

(b)	or consolidated, reduced or combined into a lesser number of Shares; or

(c)	in the event of any payment by the Company of a stock dividend (other than a dividend paid in the ordinary course), or in the event that the Company conducts a rights offering to its shareholders;

the Exercise Price will be decreased or increased proportionately as the case may be. Upon any such subdivision, consolidation, payment of a stock dividend or rights offering (any such event being hereinafter referred to as a “Capital Reorganization”), the Exercise Price shall be adjusted by multiplying the Exercise Price in effect on the effective date of such event referred to in subsections (a) or (b), or on the record date of such stock dividend referred to in (c), as the case may be, by a fraction, the numerator of which shall be the number of Shares outstanding before giving effect to such Capital Reorganization and the denominator of which shall be the number of Shares outstanding after giving effect to such Capital Reorganization. Such adjustment shall be made successively whenever any Capital Reorganization shall occur and any such issue of Shares by way of a stock dividend or other such distribution shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Shares under paragraphs (a) and (b).

5.2 If and whenever at any time prior to the Expiry Date the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares at a price per Share (or having a conversion or exchange price per Share) of less than 95% of the Current Market Price per Share on such record date (any such event being hereinafter referred to as a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus a number equal to the number determined by dividing the aggregate purchase price of the additional Shares offered for subscription or purchase by such Current Market Price per Share, and of which the denominator shall be the total number of Shares outstanding on such record date plus the number of the additional Shares offered for subscription or purchase. Any Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such Rights Offering is not made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

5.3 If and whenever at any time prior to the Expiry Date, the Company shall fix a record date for the distribution to all or substantially all the holders of its Shares of:

(a)	Shares of any class whether of the Company or any other corporation (excluding dividends paid in the ordinary course);

(b)	rights, options or warrants;

(c)	evidences of indebtedness; or

(d)	other assets or property (excluding dividends paid in the ordinary course);

and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares at a price per Share or having a conversion or exchange price per Share of at least 95% of the Current Market Price per Share on such record date (any such non-excluded event being hereinafter referred to as a “Special Distribution”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date multiplied by the Current Market Price per Share determined on such record date, less the excess of the fair market value (as determined by the board of directors of the Company, which determination shall be conclusive) of such Special Distribution over the fair market value (as determined by the board of directors of the Company, which determination shall be conclusive) of the consideration therefor, if any, received by the Company and of which the denominator shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price per Share. Any Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purposes of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. The extent that such Special Distribution is not so made or to the extent any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights or options or warrants had not been issued.

5.4 For the purpose of any computation under §5.2 and §5.3, the “Current Market Price” per Share at any date shall be the closing market price per Share of such Shares on the day immediately preceding such date on the OTCID Basic Market operated by OTC Markets Group Inc. (“OTCID”), or, if the Shares are not listed on the OTCID, any other exchange on which the Shares are listed or, if the Shares are not listed on any exchange, on any over-the-counter market on which the Shares are quoted.

5.5 In case of any reclassification of the capital of the Company, or in the case of the merger, reorganization or amalgamation of the Company with, or into any other company or of the sale of substantially all of the property and assets of the Company to any other company, each Warrant will, after such reclassification of capital, merger, amalgamation or sale, confer the right to purchase that number of Shares or other securities or property of the Company or of the company resulting from such reclassification, merger, amalgamation, or to which such sale will be made, as the case may be, which the Holder would then hold if the Holder had exercised the Holder’s rights under the Warrant before reclassification of capital, merger, amalgamation or sale; and in any such case, if necessary, appropriate adjustments will be made in the application of the provisions set forth in this Part 5 with respect to the rights and interest thereafter of the Holders to the end that the provisions set forth in this Part 5 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any Shares or other securities or property thereafter deliverable on the exercise of a Warrant.

5.6 The adjustments provided for in this this Part 5 are cumulative.

Determination of Adjustments

5.7 If any question will at any time arise with respect to any adjustments to be made under §5.1 and §5.2, such question will be conclusively determined by the Company’s auditor, or, if the Company’s auditor declines to so act, any other chartered accountant in the Province of British Columbia that the Company may designate (acting reasonably) and who will have access to all appropriate records, and such determination will be binding upon the Company and the Holder.

Part 6

COVENANTS BY THE COMPANY

Reservation of Shares

6.1 The Company will reserve, and there will remain unissued out of its authorized capital, a sufficient number of Shares to satisfy the rights of purchase provided for in all Warrants from time to time outstanding.

Part 7

restriction on exercise

Holder’s Exercise Limitations

7.1 The Company shall not effect any exercise of the Warrants, and a Holder shall not have the right to exercise any portion of the Warrants, pursuant to Part 4 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Warrant Exercise Form, the Holder (together with the Holder’s Affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates (such persons being, collectively, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Shares issuable upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Warrants beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this §7.1, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this §7.1 applies, the determination of whether the Warrants are exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of the Warrants is exercisable shall be in the sole discretion of the Holder, and the submission of a Warrant Exercise Form shall be deemed to be the Holder’s determination of whether the Warrants are exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of the Warrants are exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrants that are not in compliance with the Beneficial Ownership Limitation (other than to the extent that information on the number of outstanding Shares of the Company is provided by the Company and relied upon by the Holder). In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this §7.1, in determining the number of outstanding Shares, a Holder may rely on the number of outstanding Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the United States Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one business day confirm orally and in writing to the Holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of Shares outstanding immediately after giving effect to the issuance of Shares issuable upon exercise of the Warrants. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this §7.1, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares upon exercise of the Warrants held by the Holder and the provisions of this §7.1 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this §7.1 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Warrants.

7.2 For greater certainty the Warrant Agent shall not be required to confirm whether or not a Holder has exceeded the Beneficial Ownership Limitation threshold, nor will the Warrant Agent be liable for processing the valid exercise of Warrants that is then determined, by the Company, to result in a holder exceeding the Beneficial Ownership Limitation threshold.

Part 8

MODIFICATION OF TERMS, SUCCESSORS

Modification of Terms and Conditions for Certain Purposes

8.1 From time to time the Company may, subject to the provisions of the Warrant Certificate, when so directed by the Holders, modify the terms and conditions hereof for any one or more or all of the following purposes:

(a)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel for the Company, are necessary or advisable in the circumstances;

(b)	making such provisions not inconsistent herewith as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of Warrants on any stock exchange or over-the-counter market;

(c)	adding to or altering the provisions hereof in respect of the registration of Warrants making provision for the exchange of Warrant Certificates of different denominations;

(d)	making any modification in the form of Warrant Certificates which does not affect the substance thereof;

(e)	for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

(f)	to evidence any succession of any corporation and the assumption by any successor of the covenants of the Company herein and in the Warrants contained as provided hereafter in this Part 8.

Company may Amalgamate on Certain Terms

8.2 Nothing herein contained will prevent any amalgamation or merger of the Company with or into any other company, or the sale of the property or assets of the Company to any company lawfully entitled to acquire the same; provided, however, that the company formed by such merger or amalgamation or which acquires by conveyance or transfer all or substantially all the properties and assets of the Company will be a company organized and existing under the laws of Canada or of the United States of America or any Province, State, District or Territory thereof, which will, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company and will succeed to and be substituted for the Company, and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate as may be appropriate in view of such amalgamation, merger or transfer.

Additional Financings

8.3 Nothing herein contained will prevent the Company from issuing any other securities or rights with respect thereto during the period within which a Warrant is exercisable, upon such terms as the Company may deem appropriate.

[End of Schedule “A”]

APPENDIX “A”

INSTRUCTIONS TO HOLDERS

TO EXERCISE:

To exercise Warrants, the Holder must complete, sign and deliver the Warrant Exercise Form, attached as Appendix “B” hereto, and deliver the Warrant Certificate(s) to the Warrant Agent, indicating the number of Shares to be acquired.

TO TRANSFER:

To transfer Warrants, the Holder must complete, sign and deliver the Warrant Transfer Form, attached as Appendix “C” hereto, and deliver the Warrant Certificate(s) to the Warrant Agent. The Company and Warrant Agent may require such other certificates or opinions to evidence compliance with applicable securities legislation in Canada.

To transfer Warrants, the Warrant Holder’s signature on the Warrant Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

GENERAL:

If forwarding any documents by mail, registered mail must be employed.

If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company and Warrant Agent.

The address of the Company is:

Damon Inc.

4601 Canada Way, Suite #402

Burnaby, British Columbia, Canada, V5G 4X7

Attention: Chief Financial Officer

Telephone: (236) 326-3619

The address of the Warrant Agent is:

Odyssey Transfer and Trust Company

2155 Woodlane Drive, Suite 100

Woodbury, MN 55125

Attention: Client Services

Email: clientsus@odysseytrust.com

[End of Appendix “A”]

APPENDIX “B”

WARRANT EXERCISE FORM

TO:	Damon Inc.

4601 Canada Way, Suite #402

Burnaby, British Columbia, Canada, V5G 4X7

Attention: Chief Financial Officer

Telephone: (236) 326-3619

AND

TO:	Odyssey Transfer and Trust Company

2155 Woodlane Drive, Suite 100

Woodbury, MN 55125

Attention: Client Services

Email: clientsus@odysseytrust.com

The undersigned Holder (the “Warrantholder”) of the within Warrants hereby subscribes for ____________ common shares (the “Shares”) of DAMON INC. (the “Company”) pursuant to the within Warrants on the terms and price specified in the Warrants. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company or wire transfer to the Company’s bank account (instructions provided upon request) for the whole amount of the purchase price of the Shares.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

Unless the Shares have been registered or qualified under the U.S. Securities Act and the applicable state securities legislation, as at the time of exercise hereunder, the undersigned Warrantholder represents, warrants and certifies as follows (check one):

(A)	☐ the undersigned Warrantholder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (as defined in Regulation S), and did not execute or deliver this exercise form in the United States; OR

(B)	☐ the undersigned Warrantholder is resident in the United States, is a U.S. person, or is exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (a “U.S. Holder”), and is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), and has completed the U.S. Accredited Investor Status Certificate in the form attached to this exercise form; OR

(C)	☐ if the undersigned Warrantholder is a U.S. Holder, the undersigned Warrantholder has delivered to the Company and the Company’s transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) or such other evidence satisfactory to the Company to the effect that with respect to the common shares to be delivered upon exercise of the Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

Note: Unless the Shares have been registered or qualified under the U.S. Securities Act and the applicable state securities legislation certificates representing Shares will not be registered or delivered to an address in the United States unless box (B) or (C) immediately above is checked.

If the undersigned Warrantholder has indicated that the undersigned Warrantholder is a U.S. Accredited Investor by marking box (B) above, the undersigned Warrantholder additionally represents and warrants to the Company that:

1	the undersigned Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

2.	the undersigned is: (i) purchasing the Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the purchase by the undersigned of the Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned Warrantholder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned Warrantholder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned Warrantholder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

3.	the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking box (B) above, the undersigned also acknowledges and agrees that:

1.	the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Company as the undersigned has considered necessary or appropriate in connection with the undersigned’s investment decision to acquire the Shares;

2.	if the undersigned decides to offer, sell or otherwise transfer any of the Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(a)	the sale is to the Company;

(b)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(c)	the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(d)	the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities;

and in the case of (c) or (d) above, it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

3.	the Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

4.	the Company has no obligation to register any of the Shares;

5.	the certificates representing the Shares (and any certificates issued in exchange or substitution for the Shares) will bear a legend stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or unless an exemption from such registration requirements is available;

6.	the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

7.	there may be material tax consequences to the undersigned of an acquisition or disposition of the Shares;

8.	the Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of any Shares; in particular, no determination has been made whether the Company will be a “passive foreign investment company” (commonly known as a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code;

9.	funds representing the subscription price for the Shares which will be advanced by the undersigned to the Company upon exercise of the Warrants will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned’s name and other information relating to this exercise form and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith; and

10.	the undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this subscription form.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the Warrantholder hereof and will be sent by first class mail to the last address of the Warrantholder appearing on the register maintained for the Warrants.

DATED this _________ day of _______________, 20_____.

In the presence of:

Signature of Witness	Signature of Holder

Witness’s Name	Name and Title of Authorized Signatory for the Holder

Please print below your name and address in full.

Legal Name

Address

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant Certificate without alteration. If the registration in respect of the certificates representing the Shares to be issued upon exercise of the Warrants differs from the registration of the Warrant Certificates the signature of the registered holder must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program, or from a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding warrants of Damon Inc. (the “Company”) by the Warrantholder, the Warrantholder hereby represents and warrants to the Company that the Warrantholder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the Warrantholder is exercising such warrants, satisfies one or more of the following categories of Accredited Investor (please write “W/H” for the undersigned Warrantholder, and “B/O” for each beneficial owner, if any, on each line that applies):

______	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; An investment company registered under the United States Investment Company Act of 1940; or A business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958;A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are Accredited Investors;

______	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

______	The Subscriber is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000;

______	a director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

______	The Subscriber is a natural person (individual) whose own net worth, taken together with the net worth of the Subscriber’s spouse or spousal equivalent, exceeds US$1,000,000, excluding equity in the Subscriber’s principal residence unless the net effect of his or her mortgage results in negative equity, the Subscriber should include any negative effects in calculating his or her net worth;

______	The Subscriber is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Subscriber spouse or spousal equivalent in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year;

______	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act;

______	The Subscriber is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Subscriber represents and warrants that the Subscriber has verified all such equity owners’ status as an Accredited Investor.

______	a natural person who holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

______	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; or

______	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940; or

______	A rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

______	An entity, of a type not listed herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

______	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000;

(ii)	That is not formed for the specific purpose of acquiring the securities offered; and

(iii)	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

______	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in category 23 above and whose prospective investment in the issuer is directed by such family office as referenced above;

______	A natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act; or

______	A corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the securities, with total assets of more than US$5 million.

[End of Appendix “B”]

APPENDIX “C”

WARRANT TRANSFER FORM

TO:	Damon Inc.

4601 Canada Way, Suite #402

Burnaby, British Columbia, Canada, V5G 4X7

Attention: Chief Financial Officer

Telephone: (236) 326-3619

AND

TO:	Odyssey Transfer and Trust Company

2155 Woodlane Drive, Suite 100

Woodbury, MN 55125

Attention: Client Services

Email: clientsus@odysseytrust.com

FOR VALUE RECEIVED, the undersigned holder of the within Warrants hereby sells, assigns and transfers to _______________________________, ________________ Warrants of Damon Inc. (the “Company”) registered in the name of the undersigned on the records of the Warrant Agent and irrevocably appoints ________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

The undersigned hereby directs that the Warrants hereby transferred be issued and delivered as follows:

NAME IN FULL	ADDRESS	NUMBER OF WARRANTS

DATED this _________ day of _______________, 20____.

Signature of Warrant Holder	Signature Guaranteed

Instructions for Transfer

Signature of the Warrant Holder must be the signature of the person appearing on the face of this Warrant Certificate.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

The signature on the Transfer Form must be guaranteed by a chartered bank or trust company, or a member firm of an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

The Warrants will only be transferable in accordance with applicable laws. The Warrants and the common shares issuable upon exercise thereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or under the securities laws of any state of the United States, and may not be transferred to or for the account or benefit of a U.S. person or any person in the United States without registration or qualification under the U.S. Securities Act and applicable state securities laws, or compliance with the requirements of an exemption from registration. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

[End of Appendix “C”]